

<ARTICLE> UT
<LEGEND> This schedule contains summary financial information extracted from the Consolidated Balance Sheet and Statement of Consolidated Capitalization as
of September 30, 1997 and the related Statements of Consolidated Income,
Retained Earnings and Cash Flows for the nine months ended September 30, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>      0000918040
<NAME>     Unicom Corporation
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               SEP-30-1997
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   16,935,815
<OTHER-PROPERTY-AND-INVEST>                  2,140,875
<TOTAL-CURRENT-ASSETS>                       1,433,267
<TOTAL-DEFERRED-CHARGES>                             0<F1>
<OTHER-ASSETS>                               2,965,565
<TOTAL-ASSETS>                              23,475,522
<COMMON>                                     4,936,918
<CAPITAL-SURPLUS-PAID-IN>                            0
<RETAINED-EARNINGS>                          1,277,979
<TOTAL-COMMON-STOCKHOLDERS-EQ>               6,211,539<F2>
<PREFERRED-MANDATORY>                          177,899<F3>
<PREFERRED>                                    507,053<F3>
<LONG-TERM-DEBT-NET>                         5,811,166<F4>
<SHORT-TERM-NOTES>                               7,750
<LONG-TERM-NOTES-PAYABLE>                            0<F4>
<COMMERCIAL-PAPER-OBLIGATIONS>                  35,000
<LONG-TERM-DEBT-CURRENT-PORT>                  484,077
<PREFERRED-STOCK-CURRENT>                       30,688<F3>
<CAPITAL-LEASE-OBLIGATIONS>                    497,259
<LEASES-CURRENT>                               140,960
<OTHER-ITEMS-CAPITAL-AND-LIAB>               9,572,131<F5>
<TOT-CAPITALIZATION-AND-LIAB>               23,475,522
<GROSS-OPERATING-REVENUE>                    5,508,864
<INCOME-TAX-EXPENSE>                           289,271<F6>
<OTHER-OPERATING-EXPENSES>                   4,411,963
<TOTAL-OPERATING-EXPENSES>                   4,705,326
<OPERATING-INCOME-LOSS>                        803,538
<OTHER-INCOME-NET>                            (70,358)<F6><F7>
<INCOME-BEFORE-INTEREST-EXPEN>                 737,272
<TOTAL-INTEREST-EXPENSE>                       377,561
<NET-INCOME>                                   359,711
<PREFERRED-STOCK-DIVIDENDS>                          0<F7>
<EARNINGS-AVAILABLE-FOR-COMM>                  359,711
<COMMON-STOCK-DIVIDENDS>                       259,615
<TOTAL-INTEREST-ON-BONDS>                            0<F8>
<CASH-FLOW-OPERATIONS>                       1,570,702
<EPS-PRIMARY>                                     1.66
<EPS-DILUTED>                                        0

<F1> This item is not disclosed as a separate line item on the Consolidated
     Balance Sheet.

<F2> Includes a deduction of $3,358 thousand for preference stock expense of
     ComEd.

<F3> Preferred and Preference Stocks of ComEd.

<F4> $996,197 thousand of notes and long-term notes payable to banks is included in LONG-TERM-DEBT-NET.

<F5> Includes $350,000 thousand of ComEd-obligated mandatorily redeemable preferred securities of subsidiary trusts.

<F6> A tax benefit of $4,092 thousand related to nonoperating activities is included in INCOME-TAX-EXPENSE.

<F7> A $45,914 thousand provision for preferred and preference stock dividends of ComEd and $21,433 thousand provision for preferred securities dividends of subsidiary trusts are included in OTHER-INCOME-NET.

<F8> This item is not disclosed as a separate line item on the Statement of
     Consolidated Income.

